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                                                                       EXHIBIT E

                CENTERPOINT ENERGY, INC.
                   December 31, 2003

INVESTING/BORROWING RATE                 4.9881%                   MONEY POOL #1

                                     PRIOR DAY                             TODAY'S
COMPANY NAME              CO. CODE    POSITION      (TO MP)   (FROM MP)    POSITION
------------------------  --------  ------------   ---------  ---------  ------------
CenterPoint Energy, Inc.    0002     190,938,912   4,872,000              195,810,912
CE Funding Company          0051       4,471,000                            4,471,000
CE Houston Electric, LLC    0003    (108,459,868)             4,719,000  (113,178,868)
CE International, Inc.      9021               -                                    -
CE Products, Inc.           0057         253,956                              253,956
CE Properties, Inc.         0056     (87,204,000)               153,000   (87,357,000)
CE Resources Corp.          0016               -                                    -
TOTAL POOL ACTIVITY                            -   4,872,000  4,872,000             -
TOTAL SOURCES                        108,459,868                          113,178,868
TOTAL USES                          (108,459,868)                        (113,178,868)
NET                                            -                                    -

INVESTING/BORROWING RATE                 4.9881%                   MONEY POOL #2

                                     PRIOR DAY                             TODAY'S
COMPANY NAME              CO. CODE    POSITION      (TO MP)   (FROM MP)    POSITION
------------------------  --------  ------------   ---------  ---------  ------------
CenterPoint Energy, Inc.    0002         277,000                              277,000
Texas Genco GP, LLC         0356           1,000                                1,000
Texas Genco, LP             0004        (441,000)     29,000                 (412,000)
Texas Genco Holdings, Inc.  0310         163,000                 29,000       134,000
CE International, Inc.      9021               -                                    -
CE Properties, Inc.         0056               -                                    -
CE Funding Company          0051               -                                    -
TOTAL POOL ACTIVITY                            -      29,000     29,000             -
TOTAL SOURCES                            278,000                              135,000
TOTAL USES                              (278,000)                            (412,000)
NET                                            -                             (277,000)

                          PRIOR DAY                          OUTSTANDING
EXTERNAL INVESTMENTS      INVESTMENT  INVEST    (REDEEM)     INVESTMENT
------------------------  ----------  ------  -----------   -------------
CenterPoint Energy, Inc.  37,000,000          (16,000,000)     21,000,000
CE Houston Electric, LLC                                                -
CE Resources Corp.                                                      -
Texas Genco, LP           54,246,000           (9,721,000)     44,525,000
CE Properties, Inc.                                                     -
TOTAL INVESTMENTS         91,246,000    -     (25,721,000)     65,525,000

                             PRIOR DAY      INCREASE       TODAY'S
LOANS - CNP                 OUTSTANDING     (REPAY)      OUTSTANDING    WTD RATE
-------------------------  -------------   ----------   -------------   --------
Term         Mat 04/09/04    925,000,000   (2,500,000)    922,500,000    4.68000%
Revolver     Mat 07/09/04    437,000,000            -     437,000,000    4.23500%
Revolver     Mat 1/14/04      50,000,000            -      50,000,000    4.15625%
Revolver     Mat 1/28/04      50,000,000            -      50,000,000    4.14125%
Revolver     ABR  *                    -            -               -    0.00000%
CNP TOTAL                  1,462,000,000   (2,500,000)  1,459,500,000    4.51036%

                     PRIOR DAY   INCREASE    TODAY'S
BANK LOANS - CERC   OUTSTANDING   (REPAY)  OUTSTANDING  WTD RATE
-----------------   -----------  --------  -----------  --------
Revolver             63,000,000         -   63,000,000   5.00000%
CERC TOTAL           63,000,000         -   63,000,000   5.00000%

                     PRIOR DAY   INCREASE    TODAY'S
BANK LOANS - GENCO  OUTSTANDING   (REPAY)  OUTSTANDING  WTD RATE
------------------  -----------  --------  -----------  --------
Revolver                      -         -            -   0.00000%
GENCO TOTAL                   -         -            -   0.00000%

                                       FACILITY          LOANS
REMAINING CAPACITY UNDER FACILITIES      SIZE         OUTSTANDING      LOCS       REMAINING
-----------------------------------  -------------   -------------  ----------  -------------
CNP Term Loan                          922,500,000     922,500,000           -              0
CNP Revolver                         1,425,000,000     537,000,000  32,025,000    855,975,000
CERC Revolver                          200,000,000      63,000,000           -    137,000,000
GENCO Revolver                          75,000,000                                 75,000,000
TOTAL                                2,622,500,000   1,522,500,000  32,025,000  1,067,975,000